Exhibit (a)(xv)

TEKLA HEALTHCARE INVESTORS

Amendment to Declaration of Trust

Notice of Change of Trustee

WHEREAS, by Action of Written Consent, the Trustees of Tekla Healthcare Investors (“The Fund”), the Trustees of the Fund appointed Kathleen L. Goetz as Trustee to the Fund, effective upon her written acceptance and agreement to be bound by the terms of the Declaration of Trust of the Fund, dated and filed with the Secretary of State of the Commonwealth of Massachusetts on October 31, 1986, as amended;

NOW, THEREFORE, as a result of the foregoing Trustee’s appointment, the seven Trustees of the Tekla Healthcare Investors are:

Jeffrey A. Bailey	100 Federal Street, 19th Floor
Boston, MA 02110

Kathleen L. Goetz	100 Federal Street, 19th Floor
Boston, MA 02110

Rakesh K. Jain, Ph.D.	100 Federal Street, 19th Floor
Boston, MA 02110

Thomas M. Kent	100 Federal Street, 19th Floor
Boston, MA 02110

Daniel R. Omstead, Ph.D.	100 Federal Street, 19th Floor
Boston, MA 02110

Oleg M. Pohotsky	100 Federal Street, 19th Floor
Boston, MA 02110

William S. Reardon	100 Federal Street, 19th Floor
Boston, MA 02110

IN WITNESS WHEREOF, this Notice has been subscribed this 13th day of December, 2021, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Laura Woodward
Laura Woodward, Secretary